Exhibit 10.6

Kimco Realty Corporation

March 15, 2010

Mr. David Henry

3333 New Hyde Park Road

New Hyde Park, NY 11042

Re:  Death and Disability Severance Benefits

Dear Dave:

Reference is made to that certain Notice of Non-Renewal of Employment Agreement (the “Non-Renewal Notice”) dated as of March 15, 2010, providing that Kimco Realty Corporation, a Maryland corporation (the “Company”), will not renew the employment agreement dated as of March 8, 2007, by and between you and the Company (as amended, the “Employment Agreement”) upon its expiration.  Capitalized terms used but not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings ascribed to them in the Employment Agreement.

Notwithstanding the non-renewal of the Employment Agreement pursuant to the Non-Renewal Notice, in the event that your employment with the Company is terminated following the expiration of the Term of your Employment Agreement on April 14, 2011, due to your death or Significant Disability, the Company shall pay to you (or such payee as you shall have designated on the signature page hereof), on the thirtieth (30th) day following the date of your termination of employment, a lump sum severance payment equal to six (6) months of your then current base salary.

This Letter Agreement, the Employment Agreement and the Non-Renewal Notice constitute the entire agreement between you and the Company with respect to the subject matter described herein.  Except as otherwise set forth herein, the terms and provisions of the Employment Agreement shall cease to apply following the expiration of the Term, as set forth in the Non-Renewal Notice.

[signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to the Company.  The other copy is for your files.  By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety, fully understand and agree to its terms and provisions, and intend and agree that it be final and legally binding.  This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Sincerely,

KIMCO REALTY CORPORATION,

By:	/s/ Milton Cooper
Name: Milton Cooper
Title: Executive Chairman

Agreed and acknowledged as of the date first above written:

/s/ David Henry
David Henry

Designated Payee:

Name:
Address: